UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2010, OMNI Energy Services Corp. (the “Company”) agreed to issue an aggregate of 107,334 shares of unregistered restricted common stock of the Company in exchange for the extension of the maturity date of three promissory notes originally issued on February 28, 2007 in the aggregate principal amount of $2,000,000. The maturity date of the notes was extended to January 28, 2013 from February 28, 2010. The restrictions on the shares will lapse at various times prior to the maturity of the notes and the Company may, at its option, pay the balance on the notes prior to the new maturity date without penalty. If payment of the notes is made prior to the lapse of the periodic restrictions, the remaining restricted shares will be forfeited to the Company and cancelled. Other than as described herein, there were no other changes to the terms of the notes.

The Company issued the securities described under this Item 3.02 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 1, 2010, the Company granted Brian J. Recatto, the Company’s President and Chief Executive Officer, an option to purchase 200,000 shares of the Company’s common stock (the “Options”) under the Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan. On January 28, 2010, Mr. Recatto entered into that certain Stock Option Agreement for the Grant of Non-Qualified Stock Options Under the Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Agreement”) reflecting the grant of the Options and the vesting terms. Pursuant to the Agreement, upon the achievement at the end of each year (beginning on December 31, 2010) of certain stock price and operational performance targets established by the Company’s Compensation Committee and as set forth in the Agreement (collectively, the “Performance Targets”), Options to purchase up to 50,000 shares will be earned for that year. If the Performance Targets are not met in a given year, then Options to purchase shares earned for that year shall be earned pro rata based on the percentage achievement of Performance Targets for that year. The Options earned, if any, will vest on December 31, 2013.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Stock Option Agreement for the Grant of Non-Qualified Stock Options Under the Eighth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan between OMNI Energy Services Corp. and Brian J. Recatto effective as of January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: February 3, 2010
	By:	/S/ RONALD D. MOGEL
Senior Vice President and Chief Financial Officer